Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of MEMC Electronic Materials, Inc. (the “Company”) on Form 10-Q for the period ending June 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Nabeel Gareeb, President and Chief Executive Officer of the Company, and Thomas E. Linnen, Senior Vice President and Chief Financial Officer of the Company, certify, to the best of our knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 9, 2004	By:	/S/ NABEEL GAREEB
	Name:	Nabeel Gareeb
	Title:	President and Chief Executive Officer MEMC Electronic Materials, Inc.

Date: August 9, 2004	By:	/S/ THOMAS E. LINNEN
	Name:	Thomas E. Linnen
	Title:	Senior Vice President and Chief Financial Officer MEMC Electronic Materials, Inc.